Exhibit 3.2

BYLAWS OF MIAMI BREEZE CAR CARE, INC.

ARTICLE I

OFFICES

SECTION 1.1 REGISTERED OFFICE AND AGENT. The initial registered office and registered agent of the Corporation shall be as set forth in the Corporation’s Articles of Incorporation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Department of State.

SECTION 1.2 PRINCIPAL OFFICE. The principal office of the Corporation shall be 848 Brickell Avenue, Brickell Plaza, PH 5, Miami, FL 33131, and shall remain as such until such time as the Board of Directors for the Corporation shall change such address.

SECTION 1.3 OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Florida, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

SECTION 1.4 BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

SECTION 2.1 PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Florida, as shall be determined by the board of directors and as shall be designated in the notice of the meeting or executed waiver of notice. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders, by means of remote communication may participate in a meeting of shareholders; and may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by applicable law. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication.

SECTION 2.2 ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time set by the Board of Directors, and stated in the notice of the meeting.

Failure to hold the annual meeting at the designated time does not result in the winding up or termination of the corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make a demand in writing to any officer of the corporation that an annual meeting be held.

SECTION 2.3 SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors, or by the holders of at least 51% of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

SECTION 2.4 NOTICE OF SHAREHOLDERS’ MEETING. Written notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting unless the purpose of the meeting is for the transaction of business for which notice to all shareholders is required by law.

If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Electronic notice constitutes written notice and is effective when transmitted in a form authorized by the shareholder.

Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

SECTION 2.5 VOTING LISTS. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series (if any) of shares held by each. The list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine the list or transfer records or to vote at any meeting of shareholders. If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation.

SECTION 2.6 QUORUM OF SHAREHOLDERS. A quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

SECTION 2.7 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt, by resolution, rules, and regulations for the conduct of the meeting of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the President, or in his or her absence or inability to act, the, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting, and keep the minutes thereof.

SECTION 2.8 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

Shares of stock owned by the Corporation itself or by another corporation or entity, the majority of the voting stock or interest of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity, and to have such stock counted in determining the total number of outstanding shares.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy, or other legal representative authorized by the bylaws of the corporate shareholder to vote such shares, or in the absence of such a bylaw, by such legal representative that the board of directors of the shareholder corporation may designate. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable, and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of a pledgee; a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; a creditor of the Corporation who extended it credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the Florida Business Corporation Act.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shareholders are prohibited from cumulating their votes in any election for directors of the corporation.

SECTION 2.9 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by the Florida Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by not less than the minimum number of holders of all the shares necessary and entitled to vote to authorize the action that is the subject of the consent.

SECTION 2.10 FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at an annual or special meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first delivered to the shareholders shall be the record date for such determination of shareholders. In no event shall a record date be more than 70 days before the meeting or action requiring shareholder determination. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. In lieu of the Board of Directors from time to time establishing record dates, the Board of Directors may establish a mechanism for determining record dates in all or specified instances.

If no record date is fixed for determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares), the record date shall be the date the Board of Directors authorizes the distribution.

ARTICLE III

DIRECTORS

SECTION 3.1 BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Florida or shareholders of the Corporation.

SECTION 3.2 NUMBER OF DIRECTORS. The number of directors shall be 3 provided that the number may be increased or decreased from time to time by an amendment to these bylaws or articles of incorporation. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

SECTION 3.3 TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

SECTION 3.4 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors even when the majority of the remaining directors is less than a quorum of the total number of directors specified in the Articles of Incorporation or bylaws. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the Board of Directors may not fill more than two directorships during the period between any two successive annual meetings of shareholders.

SECTION 3.5 REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose.

SECTION 3.6 RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

SECTION 3.7 REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly elected Board of Directors shall be held without other notice immediately following each annual meeting of shareholders, at which the board shall elect officers and transact any other business as shall come before the meeting. The board may designate a time and place for additional regular meetings, by resolution, without notice other than the resolution.

SECTION 3.8 SPECIAL MEETINGS OF DIRECTORS. The President and/or the Chairman may call a special meeting of the Board of Directors at a time or place determined by the President and/or the Chairman. The President and/or the Chairman shall call a special meeting at the written request of two or more directors.

SECTION 3.9 NOTICE OF DIRECTORS’ MEETINGS. No notice shall be required for regular meetings of the Board of Directors.

All special meetings of the Board of Directors shall be held upon not less than two day’s written notice stating the date, place and hour of meeting given to each director either personally or by mail. Notice of the date, time, place, or purpose of a regular or special meeting of the board of directors may be provided to a director by electronic transmission on consent of the director. The director may specify the form of electronic transmission to be used to communicate notice.

A written waiver of the required notice signed by a director entitled to the notice, before or after the meeting, is the equivalent of giving notice to the director who signs the waiver. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

SECTION 3.10 QUORUM OF DIRECTORS. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these Bylaws. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. Members of the Board of Directors may participate in and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 3.11 COMPENSATION. Directors shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

SECTION 3.12 ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if all members of the Board of Directors or committee consent in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors.

SECTION 3.13 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors and allowed under the Florida Business Corporation Act.

A committee of the Board of Directors does not have the authority to do any of the following:

(a)	Approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders.

(b)	Fill vacancies on the Board of Directors or any committee thereof.

(c)	Adopt, amend, or repeal the bylaws.

(d)	Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(e)	Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 3.14 DISCHARGE OF DUTIES. In discharging the duties of their respective positions, the Board of Directors and committees of the board may, in considering the best long term and short term interests of the corporation, consider the effects of any action (including without limitation, action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors.

ARTICLE IV

OFFICERS

SECTION 4.1 POSITIONS AND ELECTION. The officers of the corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be simultaneously held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meetings of the Board of Directors.

SECTION 4.2 REMOVAL. Any officer or agent may be removed by the Board of Directors with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.3 OFFICERS’ DUTIES. The powers and duties of the officers of the corporation shall be as provided from time to time by the resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

SECTION 4.4 AUTHORITY TO EXECUTE AGREEMENTS. All agreements of the corporation shall be executed on behalf of the corporation by the President or any Vice-President, or such other officer or employee of the corporation authorized in writing by the President, with such limitations or restrictions on such authority as the President deems appropriate.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

SECTION 6.1 CERTIFICATES REPRESENTING SHARES. The Corporation shall deliver certificates representing shares to which shareholders are entitled, provided that the Board of Directors may provide by resolution that some or all of any class or series shall be uncertificated shares that may be evidenced by a book- entry system maintained by the registrar of the stock. If shares are represented by certificate, each certificate shall be consecutively numbered and shall be signed by the President or a Vice President and the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation. Any or all signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an officer at the date of its issuance.

Each certificate representing shares of the Corporation shall state upon the face thereof:

●	The name of the issuing corporation and that the corporation is organized under the laws of this state.

●	The name of the person to whom issued; and

●	The number and class of shares and the designation of the series, if any, the certificate represents. The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Florida Business Corporation Act. Except as otherwise expressly provided by law, the rights, and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid. No requirement of the Florida Business Corporation Act, with respect to matters to be set forth on certificates representing shares of the Corporation, shall apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares or otherwise.

SECTION 6.2 TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of share shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

ARTICLE VII

DISTRIBUTIONS

SECTION 7.1 AUTHORIZATION. The Board of Directors of a corporation may authorize, and the corporation may make, distributions to its shareholders in cash, property, or shares of the corporation to the extent permitted by the Articles of Incorporation and the Florida Business Corporation Act.

SECTION 7.2 ELIGIBLE SHARES. Unless the Board of Directors fixes a record date, the record date for determining shareholders entitled to a distribution is the date of the resolution of the Board of Directors authorizing the distribution.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

SECTION 8.2 CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

SECTION 8.3 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

SECTION 8.4 INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

SECTION 8.5 EMERGENCY BYLAWS AND EMERGENCY POWERS. The Board of Directors may adopt emergency bylaws in the event of an emergency, as defined in Section 607.0207(5) of the Florida Business Corporation Act, which shall cease to be effective upon termination of the emergency.

In anticipation of, or during an emergency as defined in Section 607.0303(5) of the Florida Business Corporation Act, the Board of Directors may modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent, and may relocate the principal office or designate alternative principal offices or regional offices or authorize the officers to do so.

During an emergency as defined in Section 607.0303(5), notice of a meeting of the Board of Directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio.

During an emergency as defined in Section 607.0303(5), the director, or directors in attendance at a meeting, or any greater number affixed by the emergency bylaws, constitute a quorum, and one or more officers of the corporation present at a meeting of the Board of Directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

To the extent consistent with the emergency bylaws adopted pursuant to this section, the regular bylaws of the corporation shall remain in full force and effect.

Action taken during an emergency as defined in Section 607.0303(5) shall be binding on the corporation.

Action taken during an emergency as defined in Section 607.0303(5), so long as taken in good faith and in the absence of willful misconduct, may not be used to impose liability on a corporate director, officer, employee, or agent.

ARTICLE IX

AMENDMENT OF BYLAWS

SECTION 9.1 AMENDMENT OF BYLAWS. These bylaws may be adopted, altered, amended, or repealed by the shareholders or the Board of Directors, but no by-law adopted by the shareholders may be altered, amended, or repealed by the Board of Directors if the bylaws so provide.

/s/ Wolfgang Ruecker

Wolfgang Ruecker

Dated: March 12, 2021